EXHIBIT 99.1

***FOR IMMEDIATE RELEASE***

For: ZIONS BANCORPORATION	Contact: Clark Hinckley
One South Main, 15th Floor	Tel: (801) 524-4787
Salt Lake City, Utah	April 19, 2007
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS EARNINGS OF $1.36 PER

DILUTED COMMON SHARE FOR FIRST QUARTER 2007

SALT LAKE CITY, April 19, 2007 – Zions Bancorporation (Nasdaq: ZION) (“Zions” or “the Company”) today reported first quarter net earnings applicable to common shareholders of $149.7 million, or $1.36 per diluted common share. This represents an increase of 8.7% and 6.3% over the $137.6 million, or $1.28 per diluted common share, for the first quarter of 2006. The return on average common equity was 12.25% compared to 12.08% for the fourth quarter of 2006 and 12.92% for the first quarter of 2006.

The Company completed its acquisition of The Stockmen’s Bancorp, Inc. effective January 17, 2007. Certain comparisons to 2006 periods reflect the impact of this acquisition.

First Quarter 2007 Key Performance Highlights

•	Loan growth of $1.3 billion ($547 million excluding Stockmen’s).

•	Core deposits increased $559 million (decreased $365 million excluding Stockmen’s).

•	Net interest margin of 4.51%, down nine basis points from fourth quarter 2006.

•	Continued strong credit quality.

•	Efficiency ratio of 57.8%.

•	Net earnings reduced $0.03 per share from the surrender of certain bank-owned life insurance.

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April 19, 2007

“In January, we closed on the acquisition of The Stockmen’s Bancorp and successfully converted Stockmen’s systems in February,” said Harris H. Simmons, chairman and chief executive officer. “We welcome the wonderful clients and employees of Stockmen’s into National Bank of Arizona.”

Loan Growth

On-balance-sheet net loans and leases were $35.9 billion at March 31, 2007, an increase of approximately $1.3 billion or 14.7% annualized from $34.7 billion at December 31, 2006, and an increase of approximately $4.8 billion or 15.4% from $31.1 billion at March 31, 2006. Excluding $730 million of loans acquired from Stockmen’s, on-balance-sheet net loans and leases increased approximately $547 million or 6.3% annualized during the quarter. Loan growth was concentrated primarily in the commercial and commercial real estate categories principally at Zions Bank and Amegy Bank of Texas.

Deposit Growth

Total deposits at March 31, 2007 increased $1.3 billion to $36.3 billion, an annualized increase of 15.4%, from $35.0 billion at December 31, 2006, and increased $3.5 billion or 10.5% from $32.9 billion at March 31, 2006. Excluding $1.1 billion acquired from Stockmen’s, total deposits increased $249 million or 2.8% annualized during the quarter.

Core deposits increased $559 million or 7.3% annualized during the quarter to $31.2 billion compared to $30.7 billion at December 31, 2006, and increased $1.1 billion or 3.5% compared to $30.2 billion at March 31, 2006. Excluding $924 million acquired from Stockmen’s, core deposits decreased $365 million during the quarter. Noninterest-bearing demand deposits decreased $249 million to $9.8 billion at March 31, 2007 compared to $10.0 billion at December 31, 2006. Excluding $258 million acquired from Stockmen’s, noninterest-bearing demand deposits decreased approximately $507 million.

Net Interest Income

Net interest income for the first quarter of 2007 decreased $2.0 million or 1.7% annualized to $457.1 million compared to $459.0 million for the fourth quarter of 2006, and increased $34.2 million or 8.1%

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April 19, 2007

compared to $422.8 million for the first quarter of 2006. Taxable-equivalent net interest income for the first quarter of 2007 was $463.7 million compared to $465.3 million for the fourth quarter of 2006 and $428.8 million for the first quarter of 2006. The net interest margin was 4.51% for the first quarter of 2007 compared to 4.60% for the fourth quarter of 2006 and 4.69% for the first quarter of 2006. The margin compression for the quarter resulted from competitive pricing pressures, a continued shift in the interest-bearing deposit mix to more expensive products, and the decline in noninterest-bearing demand deposits, which necessitated funding virtually the entire growth in earning assets with higher cost interest-bearing liabilities.

Noninterest Income

Noninterest income for the first quarter of 2007 was $145.4 million compared to $139.9 million for the fourth quarter of 2006 and $128.5 million for the first quarter of 2006. Loan sales and servicing income for the first quarter included a pretax impairment charge of $4.2 million on retained interests from certain previous small business loan securitizations due to accelerated prepayment speeds. A pretax impairment charge of $1.9 million for the same reason was included in the fourth quarter of 2006. Other noninterest income included a pretax gain of approximately $3.2 million from the previously announced sale of the Company’s Grant Hatch insurance agency and certain other insurance assets.

Noninterest Expense

Noninterest expense for the first quarter of 2007 was $352.0 million compared to $342.9 million for the fourth quarter of 2006 and $324.5 million for the first quarter of 2006. The $16.0 million increase during the quarter in salaries and employee benefits primarily included $5.9 million from increased payroll taxes, $3.3 million from the Stockmen’s acquisition, and $5.0 million from the impact of favorable employee benefits and bonus adjustments recorded and discussed in the previous quarter.

The efficiency ratio for the first quarter of 2007 was 57.8% compared to 56.7% for the fourth quarter of 2006 and 58.2% for the first quarter of 2006.

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April 19, 2007

Income Taxes

Income taxes for the first quarter of 2007 included approximately $2.9 million of taxes and penalties to surrender certain bank-owned life insurance contracts, which reduced net earnings by approximately $0.03 per diluted share.

Effective January 1, 2007, the Company adopted FASB Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, Accounting for Income Taxes. As a result of adopting this new accounting guidance, the Company reduced existing reserves for uncertain tax positions by approximately $10.4 million at January 1, 2007 and recognized a cumulative effect adjustment as an increase to retained earnings.

Asset Quality

Nonperforming assets were $82.5 million at March 31, 2007 compared to $82.0 million at December 31, 2006 and $96.6 million at March 31, 2006. The ratio of nonperforming assets to net loans and leases and other real estate owned was 0.23% at March 31, 2007 compared to 0.24% at December 31, 2006 and 0.31% at March 31, 2006.

Net loan and lease charge-offs for the first quarter of 2007 were $10.1 million or 0.11% annualized of average loans. This compares with $17.9 million or 0.21% annualized of average loans for the fourth quarter of 2006, which included a $10.9 million loss on an equipment lease, and $11.7 million or 0.15% annualized of average loans for the first quarter of 2006.

The provision for loan losses was $9.1 million for the first quarter of 2007 compared to $26.7 million for the fourth quarter of 2006 and $14.5 million for the first quarter of 2006. The amount of the provision reflects continued strong credit quality and somewhat slower loan growth during the quarter. The combined provisions for loan losses and unfunded lending commitments were $9.4 million for the first quarter of 2007, $27.4 million for the fourth quarter of 2006, and $14.2 million for the first quarter of 2006.

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April 19, 2007

The total increase to the allowance for loan losses of $6.1 million to $371.2 million at March 31, 2007 included $7.1 million from the Stockmen’s acquisition. The allowance for loan losses as a percentage of net loans and leases was 1.03% at March 31, 2007 compared to 1.05% at December 31, 2006 and 1.10% at March 31, 2006. The allowance was 532.5% of nonperforming loans at March 31, 2007. The combined allowances for credit losses (allowance for loan losses plus the allowance for unfunded lending commitments) were $391.2 million or 1.09% of net loans and leases at March 31, 2007 compared to $384.5 million or 1.11% at December 31, 2006 and $359.1 million or 1.15% at March 31, 2006.

Capital Management

In December 2006 the Company resumed its stock repurchase plan, which had been suspended since July 2005 because of the Amegy acquisition. Under the $400 million repurchase authorization, the Company repurchased 1,210,114 common shares for $102.9 million during the first quarter of 2007 at an average price of $85.01 per share. At March 31, 2007, approximately $272.2 million of the repurchase authorization remained.

The Company’s tangible equity ratio was 6.59% at March 31, 2007 compared to 6.51% at December 31, 2006 and 5.51% at March 31, 2006. The increase year over year includes the effect of the issuance of preferred stock in December 2006, and both the year over year and quarterly increases include the effect of increased retained earnings and reduced accumulated other comprehensive loss.

Weighted average common and common-equivalent shares outstanding for the first quarter of 2007 were 110,106,637 compared to 108,221,096 for the fourth quarter of 2006 and 107,724,724 for the first quarter of 2006. Common shares outstanding at March 31, 2007 were 109,052,149 compared to 106,720,884 at December 31, 2006 and 106,070,045 at March 31, 2006. The increase for the quarter was primarily due to the issuance of approximately 2.6 million shares for the Stockmen’s acquisition.

Conference Call

Zions will host a conference call to discuss these first quarter results at 5:30 p.m. ET this afternoon (April 19, 2007). Media representatives, analysts and the public are invited to listen to this discussion by calling

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April 19, 2007

1-866-383-7998 and entering the passcode 78643026, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation Web site at www.zionsbancorporation.com. A replay of the call will be available from approximately 7:30 p.m. ET on Thursday, April 19, through midnight ET on Thursday, April 26, by dialing 1-888-286-8010 and entering the passcode 79865360. The webcast of the conference call will also be archived and available for 30 days.

About Zions Bancorporation

Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select high growth markets. Zions operates its banking businesses under local management teams and community identities through over 500 offices and approximately 600 ATMs in ten Western and Southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The Company is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

FORWARD-LOOKING INFORMATION

Statements in this news release that are based on other than historical data are forward-looking, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this news release. Factors that might cause such differences include, but are not limited to: the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either nationally or locally in areas in which the Company conducts its operations; changes in interest rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the

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April 19, 2007

Company’s operations or business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2006 Annual Report on Form 10-K of Zions Bancorporation filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site ( http://www.sec.gov).

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share and ratio data)	2007	2006	% Change

EARNINGS
Taxable-equivalent net interest income	$463,721	$428,824	8.14%
Taxable-equivalent revenue	609,135	557,312	9.30%
Net interest income	457,083	422,847	8.10%
Noninterest income	145,414	128,488	13.17%
Provision for loan losses	9,111	14,512	(37.22)%
Noninterest expense	351,979	324,455	8.48%
Income before income taxes and minority interest	241,407	212,368	13.67%
Income taxes	88,854	75,258	18.07%
Minority interest	(705)	(523)	(34.80)%
Net income	153,258	137,633	11.35%
Net earnings applicable to common shareholders	149,655	137,633	8.73%

PER COMMON SHARE
Net earnings (diluted)	1.36	1.28	6.25%
Dividends	0.39	0.36	8.33%
Book value per common share	46.04	40.95	12.43%

SELECTED RATIOS
Return on average assets	1.31%	1.31%
Return on average common equity	12.25%	12.92%
Efficiency ratio	57.78%	58.22%
Net interest margin	4.51%	4.69%

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FINANCIAL HIGHLIGHTS (Continued)

(Unaudited)

	Three Months Ended
	March 31,
(In thousands, except share and ratio data)	2007	2006	% Change

AVERAGE BALANCES
Total assets	$47,478,985	$42,646,242	11.33%
Securities	5,797,856	6,073,692	(4.54)%
Net loans and leases	35,406,094	30,468,784	16.20%
Goodwill	1,983,765	1,887,551	5.10%
Core deposit and other intangibles	194,124	196,551	(1.23)%
Total deposits	35,075,369	32,023,293	9.53%
Core deposits (1)	30,252,240	29,453,658	2.71%
Minority interest	40,741	28,223	44.35%
Shareholders’ equity:
Preferred equity	240,000	–	–
Common equity	4,954,400	4,321,311	14.65%

Weighted average common and common-equivalent shares outstanding	110,106,637	107,724,724	2.21%

AT PERIOD END
Total assets	$48,558,866	$43,318,029	12.10%
Securities	5,608,927	5,984,115	(6.27)%
Net loans and leases	35,944,848	31,140,326	15.43%
Sold loans being serviced (2)	2,401,355	3,183,992	(24.58)%
Allowance for loan losses	371,213	341,261	8.78%
Allowance for unfunded lending commitments	20,000	17,841	12.10%
Goodwill	2,011,889	1,884,225	6.78%
Core deposit and other intangibles	192,677	188,384	2.28%
Total deposits	36,325,739	32,872,708	10.50%
Core deposits (1)	31,238,791	30,179,291	3.51%
Minority interest	38,691	28,895	33.90%
Shareholders’ equity:
Preferred equity	240,000	–	–
Common equity	5,021,170	4,343,816	15.59%

Common shares outstanding	109,052,149	106,070,045	2.81%

Average equity to average assets	10.94%	10.13%
Common dividend payout	28.57%	27.71%
Tangible equity ratio	6.59%	5.51%
Nonperforming assets	82,524	96,556	(14.53)%
Accruing loans past due 90 days or more	56,880	10,299	452.29%
Nonperforming assets to net loans and leases and other real estate owned at period end	0.23%	0.31%

(1)	Amount consists of total deposits excluding time deposits $100,000 and over.
(2)	Amount represents the outstanding balance of loans sold and being serviced by the Company, excluding conforming first mortgage residential real estate loans.

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FINANCIAL HIGHLIGHTS (Continued)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except per share and ratio data)	2007	2006

EARNINGS
Taxable-equivalent net interest income	$463,721	$465,267	$452,606	$442,261	$428,824
Taxable-equivalent revenue	609,135	605,148	597,935	579,772	557,312
Net interest income	457,083	459,039	446,511	436,327	422,847
Noninterest income	145,414	139,881	145,329	137,511	128,488
Provision for loan losses	9,111	26,675	14,363	17,022	14,512
Noninterest expense	351,979	342,926	330,028	333,028	324,455
Income before income taxes and minority interest	241,407	229,319	247,449	223,788	212,368
Income taxes	88,854	80,081	83,790	78,821	75,258
Minority interest	(705)	2,730	9,985	(343)	(523)
Net income	153,258	146,508	153,674	145,310	137,633
Net earnings applicable to common shareholders	149,655	142,673	153,674	145,310	137,633

PER COMMON SHARE
Net earnings (diluted)	1.36	1.32	1.42	1.35	1.28
Dividends	0.39	0.39	0.36	0.36	0.36
Book value per common share	46.04	44.48	43.47	41.72	40.95

SELECTED RATIOS
Return on average assets	1.31%	1.27%	1.36%	1.33%	1.31%
Return on average common equity	12.25%	12.08%	13.41%	13.20%	12.92%
Efficiency ratio	57.78%	56.67%	55.19%	57.44%	58.22%
Net interest margin	4.51%	4.60%	4.58%	4.64%	4.69%

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FINANCIAL HIGHLIGHTS (Continued)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except share and ratio data)	2007	2006

AVERAGE BALANCES
Total assets	$47,478,985	$45,818,165	$44,680,382	$43,782,622	$42,646,242
Securities	5,797,856	5,627,906	5,605,249	5,876,065	6,073,692
Net loans and leases	35,406,094	34,059,617	33,105,716	31,900,053	30,468,784
Goodwill	1,983,765	1,895,860	1,881,708	1,884,192	1,887,551
Core deposit and other intangibles	194,124	168,547	175,259	185,281	196,551
Total deposits	35,075,369	33,853,608	32,964,029	32,175,202	32,023,293
Core deposits (1)	30,252,240	29,763,841	29,427,975	29,303,520	29,453,658
Minority interest	40,741	40,471	37,854	28,486	28,223
Shareholders’ equity:
Preferred equity	240,000	65,216	–	–	–
Common equity	4,954,400	4,685,507	4,545,990	4,414,775	4,321,311

Weighted average common and common- equivalent shares outstanding	110,106,637	108,221,096	108,061,423	107,883,374	107,724,724

AT PERIOD END
Total assets	$48,558,866	$46,970,226	$45,777,747	$45,142,086	$43,318,029
Securities	5,608,927	5,767,467	5,817,571	5,797,079	5,984,115
Net loans and leases	35,944,848	34,667,556	33,706,110	32,682,335	31,140,326
Sold loans being serviced (2)	2,401,355	2,586,451	2,796,644	3,003,101	3,183,992
Allowance for loan losses	371,213	365,150	356,342	348,475	341,261
Allowance for unfunded lending commitments	20,000	19,368	18,637	17,592	17,841
Goodwill	2,011,889	1,900,517	1,884,328	1,881,256	1,884,225
Core deposit and other intangibles	192,677	162,134	168,135	177,692	188,384
Total deposits	36,325,739	34,981,746	33,640,991	33,254,210	32,872,708
Core deposits (1)	31,238,791	30,679,690	30,027,827	29,851,896	30,179,291
Minority interest	38,691	42,791	41,158	28,619	28,895
Shareholders’ equity:
Preferred equity	240,000	240,000	–	–	–
Common equity	5,021,170	4,747,023	4,643,166	4,447,330	4,343,816

Common shares outstanding	109,052,149	106,720,884	106,804,606	106,611,731	106,070,045

Average equity to average assets	10.94%	10.37%	10.17%	10.08%	10.13%
Common dividend payout	28.57%	29.51%	25.00%	26.37%	27.71%
Tangible equity ratio	6.59%	6.51%	5.92%	5.54%	5.51%
Nonperforming assets	82,524	81,994	74,815	73,475	96,556
Accruing loans past due 90 days or more	56,880	43,727	20,407	29,434	10,299
Nonperforming assets to net loans and leases and other real estate owned at period end	0.23%	0.24%	0.22%	0.22%	0.31%

(1)	Amount consists of total deposits excluding time deposits $100,000 and over.
(2)	Amount represents the outstanding balance of loans sold and being serviced by the Company, excluding conforming first mortgage residential real estate loans.

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CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$1,574,519	$1,938,810	$1,616,910	$1,773,829	$1,584,857
Money market investments:
Interest-bearing deposits	17,325	43,203	39,882	87,512	51,942
Federal funds sold	527,691	55,658	72,036	262,959	178,406
Security resell agreements	439,722	270,415	272,643	225,160	238,762
Investment securities:
Held to maturity, at cost (approximate market value $663,474, $648,828, $655,170, $620,786 and $633,784)	667,269	653,124	662,547	639,593	644,212
Available for sale, at market	4,909,220	5,050,907	5,062,409	5,086,840	5,187,979
Trading account, at market (includes $1,095, $34,494, $60,331, $50,684 and $34,340 transferred as collateral under repurchase agreements)	32,438	63,436	92,615	70,646	151,924

	5,608,927	5,767,467	5,817,571	5,797,079	5,984,115
Loans:
Loans held for sale	266,880	252,818	268,305	248,948	311,655
Loans and leases	35,832,061	34,566,118	33,583,499	32,576,017	30,958,190

	36,098,941	34,818,936	33,851,804	32,824,965	31,269,845
Less:
Unearned income and fees, net of related costs	154,093	151,380	145,694	142,630	129,519
Allowance for loan losses	371,213	365,150	356,342	348,475	341,261

Loans and leases, net of allowance	35,573,635	34,302,406	33,349,768	32,333,860	30,799,065

Other noninterest-bearing investments	988,015	1,022,383	1,005,989	993,379	971,569
Premises and equipment, net	645,391	609,472	587,807	574,154	565,327
Goodwill	2,011,889	1,900,517	1,884,328	1,881,256	1,884,225
Core deposit and other intangibles	192,677	162,134	168,135	177,692	188,384
Other real estate owned	9,682	9,250	9,986	16,024	24,964
Other assets	969,393	888,511	952,692	1,019,182	846,413

	$48,558,866	$46,970,226	$45,777,747	$45,142,086	$43,318,029

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$9,761,255	$10,010,310	$9,750,064	$10,163,834	$9,953,003
Interest-bearing:
Savings and money market	16,467,626	15,858,887	15,824,048	15,814,128	16,354,901
Time under $100,000	2,485,720	2,257,967	2,154,894	2,030,717	1,959,351
Time $100,000 and over	5,086,948	4,302,056	3,613,164	3,402,314	2,693,417
Foreign	2,524,190	2,552,526	2,298,821	1,843,217	1,912,036

	36,325,739	34,981,746	33,640,991	33,254,210	32,872,708

Securities sold, not yet purchased	190,878	50,416	53,802	27,388	55,577
Federal funds purchased	2,132,682	1,993,483	2,286,561	1,397,694	1,484,049
Security repurchase agreements	924,922	934,057	1,108,771	1,169,296	1,096,420
Other liabilities	662,589	747,499	657,657	789,222	677,495
Commercial paper	186,978	220,507	265,769	245,126	153,286
Federal Home Loan Bank advances and other borrowings:
One year or less	323,598	517,925	313,259	1,216,848	4,264
Over one year	129,446	137,058	132,854	133,450	134,043
Long-term debt	2,382,173	2,357,721	2,633,759	2,432,903	2,467,476

Total liabilities	43,259,005	41,940,412	41,093,423	40,666,137	38,945,318

Minority interest	38,691	42,791	41,158	28,619	28,895

Shareholders’ equity:
Capital stock:
Preferred stock, without par value, authorized 3,000,000 shares:
Series A (liquidation preference $1,000 per share); issued and outstanding 240,000 shares	240,000	240,000	–	–	–
Common stock, without par value; authorized 350,000,000 shares; issued and outstanding 109,052,149, 106,720,884, 106,804,606, 106,611,731 and 106,070,045 shares	2,381,509	2,230,303	2,240,458	2,218,711	2,197,245
Retained earnings	2,719,502	2,602,189	2,501,625	2,386,369	2,279,383
Accumulated other comprehensive loss	(69,257)	(75,849)	(89,292)	(148,327)	(123,099)
Deferred compensation	(10,584)	(9,620)	(9,625)	(9,423)	(9,713)

Total shareholders’ equity	5,261,170	4,987,023	4,643,166	4,447,330	4,343,816

	$48,558,866	$46,970,226	$45,777,747	$45,142,086	$43,318,029

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CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except per share amounts)	2007	2006	2006	2006	2006
Interest income:
Interest and fees on loans	$674,577	$665,791	$638,610	$591,139	$542,784
Interest on loans held for sale	3,875	4,066	4,275	4,055	4,046
Lease financing	5,206	4,974	4,690	4,496	4,130
Interest on money market investments	6,342	6,116	6,241	5,925	6,432
Interest on securities:
Held to maturity – taxable	2,203	2,220	2,217	2,209	2,215
Held to maturity – nontaxable	6,091	5,963	5,732	5,683	5,531
Available for sale – taxable	68,507	68,075	66,078	68,995	69,104
Available for sale – nontaxable	2,458	2,083	2,089	2,119	2,339
Trading account	1,192	2,009	1,621	1,995	2,074

Total interest income	770,451	761,297	731,553	686,616	638,655

Interest expense:
Interest on savings and money market deposits	113,103	112,105	109,410	97,131	86,623
Interest on time and foreign deposits	112,885	102,025	86,635	67,424	59,485
Interest on short-term borrowings	48,692	45,504	46,778	43,490	28,563
Interest on long-term debt	38,688	42,624	42,219	42,244	41,137

Total interest expense	313,368	302,258	285,042	250,289	215,808

Net interest income	457,083	459,039	446,511	436,327	422,847
Provision for loan losses	9,111	26,675	14,363	17,022	14,512

Net interest income after provision for loan losses	447,972	432,364	432,148	419,305	408,335

Noninterest income:
Service charges and fees on deposit accounts	43,726	43,201	41,991	41,414	40,038
Loan sales and servicing income	9,258	12,332	10,972	15,421	15,468
Other service charges, commissions and fees	43,671	44,182	43,425	41,038	38,179
Trust and wealth management income	7,697	7,538	6,835	6,690	6,448
Income from securities conduit	6,515	7,567	7,741	8,492	8,406
Dividends and other investment income	11,093	10,360	10,403	9,946	9,209
Trading and nonhedge derivative income	5,200	4,991	3,641	5,444	4,425
Equity securities gains (losses), net	5,198	5,875	13,180	(1,764)	550
Fixed income securities gains (losses), net	3,701	(554)	1,563	5,156	251
Other	9,355	4,389	5,578	5,674	5,514

Total noninterest income	145,414	139,881	145,329	137,511	128,488

Noninterest expense:
Salaries and employee benefits	205,587	189,627	190,554	185,643	185,855
Occupancy, net	26,589	25,170	25,807	24,549	24,081
Furniture and equipment	23,267	22,623	20,361	22,737	23,004
Legal and professional services	9,537	11,234	11,386	9,005	8,509
Postage and supplies	8,047	8,402	8,313	8,646	7,715
Advertising	6,457	7,100	6,566	6,814	5,985
Debt extinguishment cost	89	7,261	–	–	–
Impairment losses on long-lived assets	–	–	–	–	1,304
Merger related expense	2,406	2,199	2,549	8,906	6,807
Amortization of core deposit and other intangibles	11,129	10,899	10,716	10,692	10,693
Provision for unfunded lending commitments	306	731	1,045	(249)	(279)
Other	58,565	57,680	52,731	56,285	50,781

Total noninterest expense	351,979	342,926	330,028	333,028	324,455

Income before income taxes and minority interest	241,407	229,319	247,449	223,788	212,368
Income taxes	88,854	80,081	83,790	78,821	75,258
Minority interest	(705)	2,730	9,985	(343)	(523)

Net income	153,258	146,508	153,674	145,310	137,633
Preferred stock dividend	3,603	3,835	–	–	–

Net earnings applicable to common shareholders	$149,655	$142,673	$153,674	$145,310	$137,633

Weighted average common shares outstanding during the period:
Basic shares	108,414	106,457	106,285	106,001	105,472
Diluted shares	110,107	108,221	108,061	107,883	107,725

Net earnings per common share:
Basic	$1.38	$1.34	$1.45	$1.37	$1.30
Diluted	1.36	1.32	1.42	1.35	1.28

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 14

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME

(Unaudited)

(In thousands, except per share amounts)	Preferred stock	Common stock	Retained earnings	Accumulated other comprehensive income (loss)	Deferred compensation	Total shareholders’ equity
Balance, December 31, 2006	$240,000	$2,230,303	$2,602,189	$(75,849)	$(9,620)	$4,987,023
Cumulative effect of change in accounting principle, adoption of FIN 48			10,408			10,408
Comprehensive income:
Net income for the period			153,258			153,258
Other comprehensive income, net of tax:
Net realized and unrealized holding losses on investments and retained interests				(1,503)
Reclassification for net realized gains on investments recorded in operations				(3,845)
Net unrealized gains on derivative instruments				11,940

Other comprehensive income				6,592		6,592

Total comprehensive income						159,850
Stock redeemed and retired		(103,242)				(103,242)
Net stock options exercised		42,139				42,139
Common stock issued in acquisition		206,075				206,075
Share-based compensation		6,234				6,234
Dividend declared on preferred stock			(3,603)			(3,603)
Cash dividends on common stock, $.39 per share			(42,750)			(42,750)
Change in deferred compensation					(964)	(964)

Balance, March 31, 2007	$240,000	$2,381,509	$2,719,502	$(69,257)	$(10,584)	$5,261,170

Balance, December 31, 2005	$–	$2,156,732	$2,179,885	$(83,043)	$(16,310)	$4,237,264
Comprehensive income:
Net income for the period			137,633			137,633
Other comprehensive loss, net of tax:
Net realized and unrealized holding losses on investments and retained interests				(19,962)
Foreign currency translation				64
Reclassification for net realized gains on investments recorded in operations				(28)
Net unrealized losses on derivative instruments				(20,130)

Other comprehensive loss				(40,056)		(40,056)

Total comprehensive income						97,577
Stock redeemed and retired		(28)				(28)
Net stock options exercised		46,754				46,754
Reclassification of deferred compensation, adoption of SFAS 123R		(11,111)			11,111	–
Share-based compensation		4,898				4,898
Cash dividends on common stock, $.36 per share			(38,135)			(38,135)
Change in deferred compensation					(4,514)	(4,514)

Balance, March 31, 2006	$–	$2,197,245	$2,279,383	$(123,099)	$(9,713)	$4,343,816

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 15

Nonperforming Assets

(Unaudited)

(In thousands)	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006
Nonaccrual loans	$69,580	$66,405	$64,650	$57,249	$71,376
Restructured loans	132	164	179	202	216
Other real estate owned	9,682	9,250	9,986	16,024	24,964
Other assets	3,130	6,175	–	–	–

Total	$82,524	$81,994	$74,815	$73,475	$96,556

% of net loans and leases* and other real estate owned	0.23%	0.24%	0.22%	0.22%	0.31%

Accruing loans past due 90 days or more	$56,880	$43,727	$20,407	$29,434	$10,299

% of net loans and leases*	0.16%	0.13%	0.06%	0.09%	0.03%

*Includes loans held for sale.

Allowances for Credit Losses
(Unaudited)

	Three Months Ended
(In thousands)	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006
Allowance for Loan Losses
Balance at beginning of period	$365,150	$356,342	$348,475	$341,261	$338,399
Allowance of company acquired	7,061	–	–	–	–
Add:
Provision for losses	9,111	26,675	14,363	17,022	14,512
Deduct:
Loan and lease charge-offs	(14,079)	(23,219)	(10,882)	(16,082)	(15,609)
Recoveries	3,970	5,352	4,386	6,274	3,959

Net loan and lease charge-offs	(10,109)	(17,867)	(6,496)	(9,808)	(11,650)

Balance at end of period	$371,213	$365,150	$356,342	$348,475	$341,261

Ratio of allowance for loan losses to net loans and leases outstanding at period end	1.03%	1.05%	1.06%	1.07%	1.10%

Ratio of allowance for loan losses to nonperforming loans at period end	532.50%	548.53%	549.66%	606.56%	476.67%

Allowance for Unfunded Lending Commitments
Balance at beginning of period	$19,368	$18,637	$17,592	$17,841	$18,120
Allowance of company acquired	326	–	–	–	–
Provision charged (credited) against earnings	306	731	1,045	(249)	(279)

Balance at end of period	$20,000	$19,368	$18,637	$17,592	$17,841

Total Allowances for Credit Losses
Allowance for loan losses	$371,213	$365,150	$356,342	$348,475	$341,261
Allowance for unfunded lending commitments	20,000	19,368	18,637	17,592	17,841

Total allowances for credit losses	$391,213	$384,518	$374,979	$366,067	$359,102

Ratio of total allowances for credit losses to net loans and leases outstanding at period end	1.09%	1.11%	1.11%	1.12%	1.15%

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 16

Sold Loans Being Serviced

(Unaudited)

	Three Months Ended
(In thousands)	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006
Balance at beginning of period	$2,586,451	$2,796,644	$3,003,101	$3,183,992	$3,382,603
New loans sold	10,931	30,061	46,073	82,553	59,417
Payments and other reductions	(196,027)	(240,254)	(252,530)	(263,444)	(258,028)

Balance at end of period	$2,401,355	$2,586,451	$2,796,644	$3,003,101	$3,183,992

Loan Balances By Portfolio Type (Unaudited)

(In millions)	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006
Loans held for sale	$267	$253	$268	$249	$312

Commercial lending:
Commercial and industrial	8,420	8,422	7,846	7,539	7,261
Leasing	447	443	420	407	383
Owner occupied	6,867	6,260	5,855	5,574	5,159

Total commercial lending	15,734	15,125	14,121	13,520	12,803

Commercial real estate:
Construction and land development	7,739	7,483	7,362	6,958	6,292
Term	5,215	4,952	4,960	4,981	4,847

Total commercial real estate	12,954	12,435	12,322	11,939	11,139

Consumer:
Home equity credit line and other consumer real estate	1,935	1,850	1,944	1,963	1,892
1-4 family residential	4,176	4,192	4,255	4,244	4,191
Bankcard and other revolving plans	289	295	281	279	254
Other	465	457	458	453	464

Total consumer	6,865	6,794	6,938	6,939	6,801

Foreign loans	3	3	3	3	3

Other receivables	276	209	200	175	212

Total loans	$36,099	$34,819	$33,852	$32,825	$31,270

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 17

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Unaudited)

	Three Months Ended March 31, 2007			Three Months Ended March 31, 2006
(In thousands)	Average balance	Amount of interest (1)	Average rate	Average balance	Amount of interest (1)	Average rate
ASSETS
Money market investments	$491,793	$6,342	5.23%	$511,719	$5,847	4.63%
Securities:
Held to maturity	669,113	11,574	7.02%	632,108	10,724	6.88%
Available for sale	5,034,722	72,289	5.82%	5,272,575	72,702	5.59%
Trading account	94,021	1,192	5.14%	169,009	2,074	4.98%

Total securities	5,797,856	85,055	5.95%	6,073,692	85,500	5.71%

Loans:
Loans held for sale	249,195	3,875	6.31%	272,628	4,046	6.02%
Net loans and leases (2)	35,156,899	681,817	7.87%	30,196,156	548,654	7.37%

Total loans and leases	35,406,094	685,692	7.85%	30,468,784	552,700	7.36%

Total interest-earning assets	41,695,743	777,089	7.56%	37,054,195	644,047	7.05%

Cash and due from banks	1,479,058			1,538,376
Allowance for loan losses	(374,728)			(340,754)
Goodwill	1,983,765			1,887,551
Core deposit and other intangibles	194,124			196,551
Other assets	2,501,023			2,310,323

Total assets	$47,478,985			$42,646,242

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$5,736,309	25,223	1.78%	$4,651,160	13,185	1.15%
Money market	10,343,002	87,880	3.45%	11,363,810	73,438	2.62%
Time under $100,000	2,433,788	25,726	4.29%	1,956,509	15,862	3.29%
Time $100,000 and over	4,823,129	57,418	4.83%	2,569,635	23,322	3.68%
Foreign	2,444,219	29,741	4.93%	1,979,293	20,301	4.16%

Total interest-bearing deposits	25,780,447	225,988	3.56%	22,520,407	146,108	2.63%

Borrowed funds:
Securities sold, not yet purchased	53,942	581	4.37%	57,330	631	4.46%
Federal funds purchased and security repurchase agreements	2,995,220	35,477	4.80%	2,673,550	25,166	3.82%
Commercial paper	178,743	2,365	5.37%	181,334	2,082	4.66%
FHLB advances and other borrowings:
One year or less	775,200	10,269	5.37%	9,868	99	4.07%
Over one year	136,586	1,971	5.85%	194,234	2,525	5.27%
Long-term debt	2,374,422	36,717	6.27%	2,503,348	38,612	6.26%

Total borrowed funds	6,514,113	87,380	5.44%	5,619,664	69,115	4.99%

Total interest-bearing liabilities	32,294,560	313,368	3.94%	28,140,071	215,223	3.10%

Noninterest-bearing deposits	9,294,922			9,502,886
Other liabilities	654,362			653,751

Total liabilities	42,243,844			38,296,708
Minority interest	40,741			28,223
Shareholders’ equity:
Preferred equity	240,000			–
Common equity	4,954,400			4,321,311

Total shareholders’ equity	5,194,400			4,321,311

Total liabilities and shareholders’ equity	$47,478,985			$42,646,242

Spread on average interest-bearing funds			3.62%			3.95%
Taxable-equivalent net interest income and net yield on interest-earning assets		$463,721	4.51%		$428,824	4.69%

(1)	Taxable-equivalent rates used where applicable.
(2)	Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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